Exhibit 10.2
COMCAST CORPORATION
2005 DEFERRED COMPENSATION PLAN
ARTICLE 1 – BACKGROUND AND COVERAGE OF PLAN
1.1.     Background and Adoption of Plan.
1.1.1.    Amendment and Restatement of the Plan. In recognition of the services provided by certain key employees and in order to make additional retirement benefits and increased financial security available on a tax‑favored basis to those individuals, the Board of Directors of Comcast Corporation, a Pennsylvania corporation (the “Board”), hereby amends and restates the Comcast Corporation 2005 Deferred Compensation Plan (the “Plan”), effective February 19, 2020. The Plan has previously been amended and restated from time to time, in light of the enactment of section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) as part of the American Jobs Creation Act of 2004, and the issuance of various Notices, Announcements, Proposed Regulations and Final Regulations thereunder (collectively, “Section 409A”), and to make desirable changes to the rules of the Plan.
1.1.2.    Prior Plan. Prior to January 1, 2005, the Comcast Corporation 2002 Deferred Compensation Plan (the “Prior Plan”) was in effect. In order to preserve the favorable tax treatment available to deferrals under the Prior Plan in light of the enactment of Section 409A, the Board has prohibited future deferrals under the Prior Plan of amounts earned and vested on and after January 1, 2005. Amounts earned and vested prior to January 1, 2005 are and will remain subject to the terms of the Prior Plan. Amounts earned and vested on and after January 1, 2005 will be available to be deferred pursuant to the Plan, subject to its terms and conditions.
1.2.         Reservation of Right to Amend to Comply with Section 409A. In addition to the powers reserved to the Board and the Committee under Article 10 of the Plan, the Board and the Committee reserve the right to amend the Plan, either retroactively or prospectively, in whatever respect is required to achieve and maintain compliance with the requirements of Section 409A.
1.3.     Plan Unfunded and Limited to Outside Directors, Directors Emeriti and Select Group of Management or Highly Compensated Employees. The Plan is unfunded and is maintained primarily for the purpose of providing Outside Directors, Directors Emeriti and a select group of management or highly compensated employees the opportunity to defer the receipt of compensation otherwise payable to such Outside Directors, Directors Emeriti and eligible employees in accordance with the terms of the Plan.
1.4.     References to Written Forms, Elections and Notices. Any action under the Plan that requires a written form, election, notice or other action shall be treated as completed if taken via electronic or other means, to the extent authorized by the Administrator.

ARTICLE 2 – DEFINITIONS
2.1.     “Account” means the bookkeeping accounts established pursuant to Section 5.1 and maintained by the Administrator in the names of the respective Participants, to which all amounts deferred, and earnings allocated under the Plan shall be credited, and from which all amounts distributed pursuant to the Plan shall be debited.
2.2.     “Active Participant” means:
(a)    Each Participant who is in active service as an Outside Director or a Director Emeritus; and
(b)    Each Participant who is actively employed by a Participating Company as an Eligible Employee.
2.3.     “Administrator” means the Committee or its delegate.
2.4.     “Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, the term “control,” including its correlative terms “controlled by” and “under common control with,” mean, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.
2.5.     “Annual Rate of Pay” means, as of any date, an employee’s annualized base pay rate. An employee’s Annual Rate of Pay shall not include sales commissions or other similar payments or awards, including payments earned under any sales incentive arrangement for employees of NBCUniversal.
2.6.      “Applicable Interest Rate.”
(a)    Active Participants.
(i)    Protected Account Balances. Except as otherwise provided in Section 2.6(b), with respect to Protected Account Balances, the term “Applicable Interest Rate,” means the interest rate that, when compounded daily pursuant to rules established by the Administrator from time to time, is mathematically equivalent to 12% (0.12) per annum, compounded annually.
(ii)    Contributions Credited on and after January 1, 2014 (on and after January 1, 2013 for Eligible NBCUniversal Employees). Except as otherwise provided in Section 2.6(b):
(A)    For amounts (other than Protected Account Balances) credited to Accounts of Eligible Comcast Employees, Outside Directors and Directors Emeriti with respect to Compensation earned on and after January 1, 2014 or pursuant to Section

3.8, and for amounts credited pursuant to Subsequent Elections filed on and after January 1, 2014 that are attributable to such amounts, the term “Applicable Interest Rate,” means the interest rate that, when compounded daily pursuant to rules established by the Administrator from time to time, is mathematically equivalent to 9% (0.09) per annum, compounded annually.
(B)    For amounts credited to Accounts of Eligible NBCUniversal Employees on and after January 1, 2013 and for amounts credited pursuant to Subsequent Elections filed after December 31, 2012 that are attributable to amounts credited to Accounts pursuant to Initial Elections filed with respect to Compensation earned after December 31, 2012, the term “Applicable Interest Rate,” means the interest rate that, when compounded daily pursuant to rules established by the Administrator from time to time, is mathematically equivalent to 9% (0.09) per annum, compounded annually.
(b)    Termination or Transition of Service. Effective for the period beginning as soon as administratively practicable following (i) a significant reduction in a Participant’s compensation and services to the Company, as determined by the Administrator in its sole discretion, and (ii) a Participant’s employment termination date, in each case, to the date the Participant’s Account is distributed in full, the Administrator, in its sole discretion, may designate the term “Applicable Interest Rate” for such Participant’s Account to mean the lesser of (x) the rate in effect under Section 2.6(a) or (y) the Prime Rate plus one percent. A Participant’s re-employment by a Participating Company following an employment termination date shall not affect the Applicable Interest Rate that applies to the part of the Participant’s Account (including interest credited with respect to such part of the Participant’s Account) that was credited before such employment termination date. Notwithstanding the foregoing, the Administrator may delegate its authority to determine the Applicable Interest Rate under this Section 2.6(b) to an officer of the Company or committee of two or more officers of the Company.
2.7.      “Beneficiary” means such person or persons or legal entity or entities, including, but not limited to, an organization exempt from federal income tax under section 501(c)(3) of the Code, designated by a Participant or Beneficiary to receive benefits pursuant to the terms of the Plan after such Participant’s or Beneficiary’s death. If no Beneficiary is designated by the Participant or Beneficiary, or if no Beneficiary survives the Participant or Beneficiary (as the case may be), the Participant’s Beneficiary shall be the Participant’s Surviving Spouse if the Participant has a Surviving Spouse and otherwise the Participant’s estate, and the Beneficiary of a Beneficiary shall be the Beneficiary’s Surviving Spouse if the Beneficiary has a Surviving Spouse and otherwise the Beneficiary’s estate.
2.8.     “Board” means the Board of Directors of the Company.
2.9.     “Change of Control” means any transaction or series of transactions that constitutes a change in the ownership or effective control or a change in the ownership of a substantial portion of the assets of the Company, within the meaning of Section 409A.
2.10.     “Code” means the Internal Revenue Code of 1986, as amended.

2.11.     “Comcast Spectacor” means Comcast Spectacor, L.P.
2.12.     “Committee” means the Compensation Committee of the Board of Directors of the Company.
2.13.     “Company” means Comcast Corporation, a Pennsylvania corporation, including any successor thereto by merger, consolidation, acquisition of all or substantially all the assets thereof, or otherwise.
2.14.     “Company Stock” means with respect to amounts credited to the Company Stock Fund pursuant to (i) deferral elections by Outside Directors or Directors Emeriti made pursuant to Section 3.1(a), or (ii) deemed transfers pursuant to Article 5, Comcast Corporation Class A Common Stock, par value $0.01, and such other securities issued by the Company as may be subject to adjustment in the event that shares of Company Stock are changed into, or exchanged for, a different number or kind of shares of stock or other securities of the Company, whether through merger, consolidation, reorganization, recapitalization, stock dividend, stock split-up or other substitution of securities of the Company. In such event, the Committee shall make appropriate equitable anti-dilution adjustments to the number and class of hypothetical shares of Company Stock credited to Participants’ Accounts under the Company Stock Fund. The number of hypothetical shares of Company Stock credited to a Participant’s Account shall be rounded down to the next lower share, and the value of fractional shares that otherwise have been credited to the Company Stock Fund shall be credited to the Income Fund. Any reference to the term “Company Stock” in the Plan shall be a reference to the appropriate number and class of shares of stock as adjusted pursuant to this Section 2.14. The Committee’s adjustment shall be effective and binding for all purposes of the Plan.
2.15.     “Company Stock Fund” means a hypothetical investment fund pursuant to which income, gains and losses are credited to a Participant’s Account as if the Account, to the extent deemed invested in the Company Stock Fund, were invested in hypothetical shares of Company Stock, and, except as otherwise provided in Section 2.14 with respect to fractional shares, all dividends and other distributions paid with respect to Company Stock shall be credited to an Other Investment Fund, provided that dividends and other distribution paid with respect to Company Stock credited to the Accounts of Outside Directors shall be credited to the Income Fund. Except to the extent provided by Section 5.2(b)(i)(C) with respect to Section 16 Officers or by the Administrator with respect to Participants who are not Section 16 Officers, amounts credited to the Company Stock Fund may not thereafter be transferred to the Income Fund or another Other Investment Fund.
2.16.     “Compensation” means:
(a)    In the case of an Outside Director, the total remuneration payable in cash or payable in Company Stock (as elected by an Outside Director pursuant to the Comcast Corporation 2002 Non-Employee Director Compensation Plan) for services as a member of the Board and as a member of any Committee of the Board and in the case of a Director Emeritus, the total remuneration payable in cash for services to the Board.

(b)    In the case of an Eligible Employee, the total cash remuneration for services payable by a Participating Company, excluding (i) Severance Pay, (ii) sales commissions or other similar payments or awards other than cash bonus arrangements described in Section 2.16(c), (iii) bonuses earned under any program designated by the Company’s Programming Division as a “long-term incentive plan” and (iv) cash bonuses earned under any long-term incentive plan for employees of NBCUniversal.
(c)         Except as otherwise provided by the Administrator, with respect to any Eligible Employee who is employed by NBCUniversal or any cash bonus arrangement maintained for the benefit of employees of NBCUniversal under which there is a defined sales incentive target goal and target payout that provides for payment on a quarterly, semi-annual or annual basis, the term “Compensation” shall include cash bonuses earned under any such sales incentive arrangement for employees of NBCUniversal, provided that such cash bonus arrangement is the exclusive cash bonus arrangement in which such Eligible Employee is eligible to participate.
2.17.     “Contribution Limit” means the product of (a) seven (7) times (b) Total Compensation.
2.18.     “Death Tax Clearance Date” means the date upon which a Deceased Participant’s or a deceased Beneficiary’s Personal Representative certifies to the Administrator that (i) such Deceased Participant’s or deceased Beneficiary’s Death Taxes have been finally determined, (ii) all of such Deceased Participant’s or deceased Beneficiary’s Death Taxes apportioned against the Deceased Participant’s or deceased Beneficiary’s Account have been paid in full and (iii) all potential liability for Death Taxes with respect to the Deceased Participant’s or deceased Beneficiary’s Account has been satisfied.
2.19.     “Death Taxes” means any and all estate, inheritance, generation-skipping transfer, and other death taxes as well as any interest and penalties thereon imposed by any governmental entity (a “taxing authority”) as a result of the death of the Participant or the Participant’s Beneficiary.
2.20.     “Deceased Participant” means a Participant whose employment, or, in the case of a Participant who was an Outside Director or Director Emeritus, a Participant whose service as an Outside Director or Director Emeritus, is terminated by death.
2.21.     “Director Emeritus” means an individual designated by the Board, in its sole discretion, as Director Emeritus, pursuant to the Board’s Director Emeritus Policy.
2.22.     “Disability” means:
(a)    an individual’s inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months; or

(b)    circumstances under which, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, an individual is receiving income replacement benefits for a period of not less than three months under an accident or health plan covering employees of the individual’s employer.
2.23.     “Disabled Participant” means:
(a)    A Participant whose employment or, in the case of a Participant who is an Outside Director or Director Emeritus, a Participant whose service as an Outside Director or Director Emeritus, is terminated by reason of Disability;
(b)    The duly-appointed legal guardian of an individual described in Section 2.23(a) acting on behalf of such individual.
2.24.     “Domestic Relations Order” means any judgment, decree or order (including approval of a property settlement agreement) which:
(a)         Relates to the provision of child support, alimony payments or marital property rights to a spouse or former spouse of a Participant; and
(b)         Is made pursuant to a State domestic relations law (including a community property law).
2.25.     “Eligible Comcast Employee” means an employee of a Participating Company described in Section 2.25(a) through 2.25(e) below, provided that except as otherwise designated by the Administrator, in the case of an employee of the Company or a subsidiary of the Company (other than NBCUniversal), such individual’s Compensation is administered under the Company’s common payroll system, and in the case of an employee of NBCUniversal, such individual’s Compensation is administered under NBCUniversal’s common payroll system:
(a)         For the 2012 Plan Year, each employee of a Participating Company who was an Eligible Employee under the rules of the Plan as in effect on December 31, 2011, including employees who are Comcast-legacy employees of NBCUniversal.
(b)         For the 2013 Plan Year, (i) each employee of a Participating Company other than NBCUniversal and (ii) each employee of NBCUniversal described in Section 2.25(a), provided that in each case, such employee has an Annual Rate of Pay of $200,000 or more as of both (iii) the date on which an Initial Election is filed with the Administrator for the 2013 Plan Year and (iv) January 1, 2013.
(c)         For the period extending from January 1, 2014 through December 31, 2018, (i) each employee of a Participating Company other than NBCUniversal and (ii) each employee of NBCUniversal described in Section 2.25(a) whose Compensation was administered under NBCUniversal’s common payroll system as of December 31, 2013, provided that in each case, such employee has an Annual Rate of Pay of $250,000 or more as of both the date on which an Initial Election is filed with the Administrator and the first day of the calendar year in which such Initial Election is filed.
(d)         Effective on and after January 1, 2019, each employee of a Participating Company other than NBCUniversal, provided that such employee has an Annual Rate of Pay of $350,000 or more as of the date on which an Initial Election is filed with the Administrator.
(e)         Each Grandfathered Employee who is an employee of a Participating Company other than NBCUniversal.
(f)         Each New Key Employee who is an employee of a Participating Company other than NBCUniversal.
(g)         Each Eligible Comcast Spectacor Employee.
2.26.     “Eligible Comcast Spectacor Employee” means:
(a)         Each Eligible Comcast Employee who is providing services to Comcast Spectacor under a secondment arrangement between the Company and Comcast Spectacor.
(b)         Each employee of Comcast Spectacor, provided that such employee (i) has been designated as an Eligible Comcast Spectacor Employee by the Administrator or its delegate and (ii) has an Annual Rate of Pay of $350,000 or more as of both (x) the date on which an Initial Election is filed with the Administrator and (y) the first day of the calendar year in which such Initial Election is filed.
2.27.     “Eligible Employee” means:
(a)         Each Eligible Comcast Employee;
(b)         Each Eligible NBCU Employee; and
(c)         Each other employee of a Participating Company who is designated by the Administrator, in its discretion, as an Eligible Employee.
2.28.     “Eligible NBCU Employee” means:
(a)         Effective for the period extending from January 1, 2013 through December 31, 2018, an employee of NBCUniversal described in Section 2.28(a)(i) through 2.28(a)(v) below, provided that, in each case, except as otherwise designated by the Administrator, such individual’s Compensation is administered under NBCUniversal’s common payroll system.
(i)    Each employee of NBCUniversal who has been designated as a member of NBCUniversal’s Executive Committee, Management Committee or Operating

Committee by the Chief Executive Officer of NBCUniversal and approved by the Administrator, other than an employee who is described in Section 2.25.
(ii)    Each employee of NBCUniversal, other than an employee who is described in Section 2.25, who, for the 2013 Plan Year:
(A)    Is not a member of NBCUniversal’s Executive Committee, Management Committee or Operating Committee;
(B)    Transferred employment directly from the Company to NBCUniversal in 2011 or 2012;
(C)    Was an Eligible Employee under the rules of the Plan as in effect immediately before transferring employment from the Company to NBCUniversal;
(D)    Elected to waive the opportunity to continue to be an Eligible Employee following the transfer of employment directly from the Company to NBCUniversal;
(E)    Has an Annual Rate of Pay of $200,000 or more as of both (iii) the date on which an Initial Election is filed with the Administrator for the 2013 Plan Year and (iv) January 1, 2013; and
(F)    Files an Initial Election with the Administrator for the 2013 Plan Year.
(iii)    Each employee of NBCUniversal, other than an employee who is described in Section 2.25, who, for the 2013 Plan Year:
(A)    Is not a member of NBCUniversal’s Executive Committee, Management Committee or Operating Committee;
(B)    Has been a participant in the NBCUniversal Supplementary Pension Plan for the period extending from January 29, 2011 through December 31, 2012;
(C)    Has an Annual Rate of Pay is $200,000 or more as of both (iii) the date on which an Initial Election is filed with the Administrator for the 2013 Plan Year and (iv) January 1, 2013; and
(D)    Files an Initial Election with the Administrator for the 2013 Plan Year.
(iv)    Each Grandfathered Employee who is an employee of NBCUniversal.

(v)    Each New Key Employee who is an employee of NBCUniversal.
(b)         Effective on and after January 1, 2019, an employee of NBCUniversal described in Section 2.28(b)(i) through 2.28(b)(iii) below, provided that, in each case, except as otherwise designated by the Administrator, such individual’s Compensation is administered under NBCUniversal’s common payroll system.
(i)    Each employee of NBCUniversal who has been designated as a member of NBCUniversal’s Executive Committee or Management Committee by the Chief Executive Officer of NBCUniversal and approved by the Administrator, other than an employee who is described in Section 2.25.
(ii)    Each Grandfathered Employee who is an employee of NBCUniversal.
(iii)    Each New Key Employee who is an employee of NBCUniversal.
2.29.     “Fair Market Value”
(a)    If shares of any Other Investment Fund are listed on a stock exchange, Fair Market Value shall be determined based on the last reported sale price of a share on the principal exchange on which shares are listed on the date of determination, or if such date is not a trading day, the next trading date.
(b)    If shares of any Other Investment Fund are not so listed, but trades of shares are reported on a quotation system, Fair Market Value shall be determined based on the last quoted sale price of a share on the quotation system on the date of determination, or if such date is not a trading day, the next trading date.
(c)    If shares of any Other Investment Fund are not so listed nor trades of shares so reported, Fair Market Value shall be determined by the Committee in good faith.
2.30.     “Grandfathered Employee” means:
(a)    Effective before January 1, 2014:
(i)    Each employee of a Participating Company other than NBCUniversal who, as of December 31, 1989, was eligible to participate in the Prior Plan and who has been in continuous service to the Company or an Affiliate since December 31, 1989.
(ii)    Each employee of a Participating Company other than NBCUniversal who was, at any time before January 1, 1995, eligible to participate in the Prior Plan and whose Annual Rate of Pay was $90,000 or more as of both (A) the date on which an Initial Election is filed with the Administrator and (B) the first day of each calendar year beginning after December 31, 1994.

(iii)    Each employee of a Participating Company other than NBCUniversal who was an employee of an entity that was a Participating Company in the Prior Plan as of June 30, 2002 and who had an Annual Rate of Pay of $125,000 as of each of (i) June 30, 2002; (ii) the date on which an Initial Election was filed with the Administrator and (iii) the first day of each calendar year beginning after December 31, 2002.
(iv)    Each employee of a Participating Company other than NBCUniversal who (i) as of December 31, 2002, was an “Eligible Employee” within the meaning of Section 2.34 of the AT&T Broadband Deferred Compensation Plan (as amended and restated, effective November 18, 2002) with respect to whom an account was maintained, and (ii) for the period beginning on December 31, 2002 and extending through any date of determination, has been actively and continuously in service to the Company or an Affiliate.
(b)         Effective for the period extending from January 1, 2014 through December 31, 2018:
(i)    Each employee of a Participating Company other than NBCUniversal who is described in Section 2.30(a)(i)-(iv).
(ii)     Each employee of a Participating Company other than NBCUniversal who is a Participant and who has an Annual Rate of Pay of $200,000 or more as of each of (A) December 31, 2013; (B) the date on which an Initial Election is filed with the Administrator and (C) the first day of each calendar year beginning after December 31, 2013.
(iii)    Each employee of NBCUniversal described in Section 2.28(a)(ii) or 2.28(a)(iii) who is a Participant and who has an Annual Rate of Pay of $200,000 or more as of each of (A) December 31, 2013; (B) the date on which an Initial Election is filed with the Administrator and (C) the first day of each calendar year beginning after December 31, 2013.
(c)         Effective for the period extending from January 1, 2019 through December 31, 2020, each employee of a Participating Company who either has a balance credited to his Account as of December 31, 2018, or has filed an Initial Election to defer bonus earned for the 2018 Plan Year and who:
(i)    is an employee of NBCUniversal described in Section 2.25(a) whose Compensation was administered under NBCUniversal’s common payroll system as of December 31, 2013, has an Annual Rate of Pay of $250,000 or more as of both the date on which an Initial Election is filed with the Administrator and the first day of the calendar year in which such Initial Election is filed;
(ii)    is described in Section 2.28(a)(i), and who is a member of NBCUniversal’s Operating Committee (but not NBCUniversal’s Executive Committee or Management Committee); or
(iii)    is described in Section 2.30(b).

2.31.     “Hardship” means an “unforeseeable emergency,” as defined in Section 409A. The Committee shall determine whether the circumstances of the Participant constitute an unforeseeable emergency and thus a Hardship within the meaning of this Section 2.31. Following a uniform procedure, the Committee’s determination shall consider any facts or conditions deemed necessary or advisable by the Committee, and the Participant shall be required to submit any evidence of the Participant’s circumstances that the Committee requires. The determination as to whether the Participant’s circumstances are a case of Hardship shall be based on the facts of each case; provided however, that all determinations as to Hardship shall be uniformly and consistently made according to the provisions of this Section 2.31 for all Participants in similar circumstances.
2.32.     “High Balance Participant” means a Participant the value of whose Account that is deemed invested in the Income Fund is greater than or equal to the Income Fund Limit, as determined by the Administrator.
2.33.     “High-Water Mark” means:
(a)         With respect to amounts credited to the Income Fund pursuant to an Eligible Comcast Employee’s Initial Elections on account of Compensation earned in 2014, the highest of the sum of the amounts described in (i), (ii) and (iii) below as of the last day of any calendar quarter beginning after December 31, 2008 and before October 1, 2013:
(i)    An Eligible Comcast Employee’s Account to the extent such Account is credited to the Income Fund; plus
(ii)    Such Eligible Comcast Employee’s Account in the Prior Plan to the extent such Account is credited to the Income Fund; plus
(iii)    Such Eligible Comcast Employee’s Account in the Restricted Stock Plan to the extent such Account is credited to the “Income Fund.”
(b)         With respect to amounts credited to the Income Fund pursuant to an Eligible Comcast Employee’s Initial Elections on account of Compensation earned after 2014, the sum of (x) plus (y) where (x) equals the highest of the sum of the amounts described in Section 2.33(a)(i), (ii) and (iii) as of the last day of any calendar quarter beginning after December 31, 2008 and before January 1, 2014, and (y) equals the sum of:
(i)    The amount credited to the Income Fund with respect to an Eligible Comcast Employee’s Account pursuant to Section 3.8 after December 31, 2013 and on or before September 30, 2014 that is contractually committed pursuant to an employment agreement entered into on or before December 31, 2013; plus
(ii)    The deferred portion of an Eligible Comcast Employee’s cash bonus award earned for 2013 to the extent credited to the Income Fund and payable, but for the Eligible Comcast Employee’s Initial Election, after December 31, 2013 and on or before September 30, 2014; plus

(iii)    The amount credited to the Eligible Comcast Employee’s “Income Fund” under the Restricted Stock Plan pursuant to a “Diversification Election” made by an Eligible Comcast Employee before January 1, 2014 with respect to restricted stock units that vest under the Restricted Stock Plan after December 31, 2013 and on or before September 30, 2014.
2.34.     “Inactive Participant” means each Participant (other than an Outside Director or Section 16 Officer described in Section 3.5(a), Retired Participant, Deceased Participant or Disabled Participant) who is not in active service as an Outside Director or Director Emeritus and is not actively employed by a Participating Company.
2.35.     “Income Fund” means a hypothetical investment fund pursuant to which income, gains and losses are credited to a Participant’s Account as if the Account, to the extent deemed invested in the Income Fund, were credited with interest at the Applicable Interest Rate. The “9% Fund” means that portion of the Income Fund with respect to which the Applicable Interest Rate is 9%. The “12% Fund” means that portion of the Income Fund with respect to which the Applicable Interest Rate is 12%. The “Prime Plus One Fund” means that portion of the Income Fund with respect to which the Applicable Interest Rate is described in Section 2.6(b). For purposes of this Section 2.35, the Income Fund shall include amounts credited to the Income Fund under the Prior Plan and the Restricted Stock Plan.
2.36.     “Income Fund Limit” means $100 million, provided that if the amount credited to a Participant’s Income Fund is greater than $100 million as of December 31, 2019, the Income Fund Limit applicable to such Participant for any applicable Plan Year shall be equal to the amount credited to a Participant’s Income Fund as of the December 31 immediately preceding such applicable Plan Year until such balance is equal to or less than $100 million. The Administrator may waive or modify the Income Fund Limit applicable to one or more High Balance Participants in its discretion. For purposes of this Section 2.36, the Income Fund shall include amounts credited to the Income Fund under the Prior Plan and the Restricted Stock Plan.
2.37.     “Initial Election.”
(a)         Outside Directors and Directors Emeriti. With respect to Outside Directors and Directors Emeriti, the term “Initial Election” means one or more written elections on a form provided by the Administrator and filed with the Administrator in accordance with Article 3, pursuant to which an Outside Director or Director Emeritus may:
(i)    Elect to defer any portion of the Compensation payable for the performance of services as an Outside Director or a Director Emeritus, net of required withholdings and deductions as determined by the Administrator in its sole discretion; and
(ii)    Designate the time of payment of the amount of deferred Compensation to which the Initial Election relates.

(b)         Eligible Employees. The term “Initial Election” means one or more written elections provided by the Administrator and filed with the Administrator in accordance with Article 3 pursuant to which an Eligible Employee may:
(i)    Subject to the limitations described in Section 2.37(b)(iii), elect to defer Compensation payable for the performance of services as an Eligible Employee following the time that such election is filed; and
(ii)    Designate the time of payment of the amount of deferred Compensation to which the Initial Election relates.
(iii)    The following rules shall apply to Initial Elections:
(A)    Subject to the limits on deferrals of Compensation described in Section 2.37(b)(iii)(B) and Section 2.37(b)(iii)(C):
(1)    the maximum amount of base salary available for deferral shall be determined net of required withholdings and deductions as determined by the Administrator in its sole discretion, but shall in no event be less than 85% of the Participant’s base salary and
(2)    the maximum amount of a Signing Bonus available for deferral pursuant to an Initial Election shall not exceed 50%.
(B)    The maximum amount subject to Initial Elections for any Plan Year shall not exceed 35% of Total Compensation.
(C)    No Initial Election with respect to Compensation expected to be earned in a Plan Year shall be effective if the sum of (x) the value of the Eligible Employee’s Account in the Plan, plus (y) the value of the Eligible Employee’s Account in the Prior Plan, plus (z) the value of the Eligible Employee’s Account in the Restricted Stock Plan to the extent such Account is credited to the “Income Fund” thereunder, exceeds the Contribution Limit with respect to such Plan Year, determined as of September 30th immediately preceding such Plan Year.
2.38.     [RESERVED]
2.39.     “NBCUniversal” means NBCUniversal, LLC and its subsidiaries.
2.40.     “New Key Employee” means:
(a)         Employees of Comcast.
(i)    Effective for the period extending from January 1, 2014 through December 31, 2018, and except as provided in Section 2.37(d), each employee of a Participating Company other than NBCUniversal and Comcast Spectacor:

(A)    who (x) becomes an employee of a Participating Company and (y) has an Annual Rate of Pay of $250,000 or more as of his employment commencement date, or
(B)    who (x) has an Annual Rate of Pay that is increased to $250,000 or more and (y) immediately preceding such increase, was not an Eligible Employee.
(ii)    Effective on and after January 1, 2019, and except as provided in Section 2.40(d), each employee of a Participating Company other than NBCUniversal and Comcast Spectacor:
(A)    who (x) becomes an employee of a Participating Company and (y) has an Annual Rate of Pay of $350,000 or more as of his employment commencement date, or
(B)    who (x) has an Annual Rate of Pay that is increased to $350,000 or more and (y) immediately preceding such increase, was not an Eligible Employee.
(b)         Employees of NBCUniversal.
(i)    Effective for the period extending from January 1, 2013 through December 31, 2018, and except as provided in Section 2.39(d), each employee of NBCUniversal who (x) first becomes a member of the NBCUniversal Executive Committee, Management Committee or Operating Committee, and approved by the Administrator during a Plan Year and (y) immediately preceding the effective date of such membership, was not an Eligible Employee.
(ii)    Effective on and after January 1, 2019, and except as provided in Section 2.39(d), each employee of NBCUniversal who (x) first becomes a member of the NBCUniversal Executive Committee or the NBCUniversal Management Committee and approved by the Administrator during a Plan Year and (y) immediately preceding the effective date of such membership, was not an Eligible Employee.
(c)         Effective on and after May 20, 2014, and except as provided in Section 2.40(d), each employee of Comcast Spectacor:
(i)    who (x) becomes an employee of Comcast Spectacor, (y) has an Annual Rate of Pay of $350,000 or more as of his employment commencement date and (z) is designated as an Eligible Comcast Spectacor Employee by the Administrator or its delegate, or
(ii)    who (x) is designated as an Eligible Comcast Spectacor Employee by the Administrator or its delegate, (y) has an Annual Rate of Pay that is increased to $350,000 or more and (z) immediately preceding such increase, was not an Eligible Employee.

(d)         Notwithstanding Section 2.40(a), (b), or (c) to the contrary, no employee shall be treated as a New Key Employee with respect to any Plan Year under this Section 2.40 if:
(i)    Such employee was eligible to participate in another plan sponsored by the Company or an Affiliate of the Company which is considered to be of a similar type as defined in Treasury Regulation Section 1.409A-1(c)(2)(i)(A) or (B) with respect to such Plan Year; or
(ii)    Such employee has been eligible to participate in the Plan or any other plan referenced in Section 2.40(d)(i) (other than with respect to the accrual of earnings) at any time during the 24-month period ending on the date such employee would, but for this Section 2.40(d), otherwise become a New Key Employee.
2.41.      “Normal Retirement” means:
(a)    For a Participant who is an employee of a Participating Company immediately preceding his termination of employment, a termination of employment that is treated by the Participating Company as a retirement under its employment policies and practices as in effect from time to time; and
(b)    For a Participant who is an Outside Director or Director Emeritus immediately preceding his termination of service, the Participant’s normal retirement from the Board.
2.42.     “Other Investment Fund” means the Company Stock Fund and such other hypothetical investment funds designated by the Administrator, pursuant to which income, gains, and losses are credited to a Participant’s Account as if the Account, to the extent deemed invested in such Other Investment Fund, were credited with income, gains, and losses as if actually invested in such Other Investment Fund. Unless otherwise specified by the Administrator, the Participant shall designate the Other Investment Funds in which the Participant’s Account shall be invested in accordance with rules established by the Administrator.
2.43.     “Outside Director” means a member of the Board who is not an Eligible Employee of a Participating Company.
2.44.     “Participant” means each individual who has made an Initial Election, or for whom an Account is established pursuant to Section 5.1, and who has an undistributed amount credited to an Account under the Plan, including an Active Participant, a Deceased Participant, a Retired Participant, a Disabled Participant, and an Inactive Participant.
2.45.     “Participating Company” means the Company and each Affiliate of the Company in which the Company owns, directly or indirectly, 50 percent or more of the voting interests or value, other than such an affiliate designated by the Administrator as an excluded Affiliate. Notwithstanding the foregoing, the Administrator may delegate its authority to designate an eligible Affiliate as an excluded Affiliate under this Section 2.45 to an officer of the Company or committee of two or more officers of the Company.
2.46.     “Performance-Based Compensation” means “Performance-Based Compensation” within the meaning of Section 409A.
2.47.     “Performance Period” means a period of at least 12 months during which a Participant may earn Performance-Based Compensation. Effective for Comcast Spectacor’s fiscal years beginning on and after July 1, 2014, the Performance Period for annual incentive bonuses earned by Eligible Comcast Spectacor Employees shall be Comcast Spectacor’s fiscal year ending June 30.
2.48.     “Person” means an individual, a corporation, a partnership, an association, a trust or any other entity or organization.
2.49.     “Plan” means the Comcast Corporation 2005 Deferred Compensation Plan, as set forth herein, and as amended from time to time.
2.50.     “Plan Year” means the calendar year.
2.51.     “Prime Rate” means, for any calendar year, the interest rate that, when compounded daily pursuant to rules established by the Administrator from time to time, is mathematically equivalent to the prime rate of interest (compounded annually) as published in the Eastern Edition of The Wall Street Journal on the last business day preceding the first day of such calendar year, and as adjusted as of the last business day preceding the first day of each calendar year beginning thereafter.
2.52.      “Prior Plan” means the Comcast Corporation 2002 Deferred Compensation Plan.
2.53.          “Protected Account Balance” means:
(a)         The amount credited to the Account of an Eligible Comcast Employee, an Outside Director or a Director Emeritus pursuant to Initial Elections and Subsequent Elections with respect to Compensation earned before January 1, 2014 or pursuant to Company Credits described in Section 3.8 that are credited before January 1, 2014, including interest credits attributable to such amount.
(b)         The portion of an Eligible Comcast Employee’s Account attributable to Company Credits described in Section 3.8 that are made pursuant to an employment agreement entered into on or before December 31, 2013, including interest credits attributable to such amount.
(c)         The amount credited pursuant to Initial Elections with respect to Compensation earned in 2014 or 2015, if, as of the September 30th immediately preceding the Plan Year to which the Initial Election applies, the sum of:

(i)    An Eligible Comcast Employee’s Account; plus
(ii)    Such Eligible Comcast Employee’s Account in the Prior Plan; plus
(iii)    Such Eligible Comcast Employee’s Account in the Restricted Stock Plan to the extent such Account is credited to the “Income Fund;”
is less than the High-Water Mark.
(d)         The amount credited pursuant to Initial Elections with respect to Compensation earned on and after January 1, 2016 and the amount credited to an Eligible Comcast Employee’s Account attributable to Company Credits described in Section 3.8 after May 20, 2015 (other than Company Credits described in Section 2.53(b)), if, as of the September 30th immediately preceding the Plan Year in which such amounts are creditable, the sum of:
(i)    An Eligible Comcast Employee’s Account; plus
(ii)    Such Eligible Comcast Employee’s Account in the Prior Plan; plus
(iii)    Such Eligible Comcast Employee’s Account in the Restricted Stock Plan to the extent such Account is credited to the “Income Fund;”
is less than the High-Water Mark.
(e)        The amount credited pursuant to Subsequent Elections filed after December 31, 2013 that are attributable to any portion of an Eligible Comcast Employee’s Account described in this Section 2.53.
Notwithstanding Sections 2.53(a), (b), (c), (d) and (e), except as otherwise provided by the Administrator, the Protected Account Balance of an Eligible Comcast Employee who is re-employed by a Participating Company following an employment termination date that occurs after December 31, 2013 shall be zero.
2.54.          “Restricted Stock Plan” means the Comcast Corporation 2002 Restricted Stock Plan (or any successor plan).
2.55.     “Retired Participant” means a Participant who has terminated service pursuant to a Normal Retirement.
2.56.     “Section 16 Officer” means an “officer” of the Company, as defined pursuant to Rule 16a-1(f) under the Securities Exchange Act of 1934, as amended.
2.57.     “Severance Pay” means any amount that is payable in cash and is identified by a Participating Company as severance pay, or any amount which is payable on account of periods beginning after the last date on which an employee (or former employee) is required to report for work for a Participating Company.
2.58.     “Signing Bonus” means Compensation payable in cash and designated by the Administrator as a special bonus intended to induce an individual to accept initial employment (or re-employment) by a Participating Company or to execute an employment agreement, or an amount payable in connection with a promotion.
2.59.     “Subsequent Election” means one or more written elections on a form provided by the Administrator, filed with the Administrator in accordance with Article 3, pursuant to which a Participant or Beneficiary may elect to defer the time of payment of amounts previously deferred in accordance with the terms of a previously made Initial Election or Subsequent Election.
2.60.     “Surviving Spouse” means the widow or widower, as the case may be, of a Deceased Participant or a Deceased Beneficiary (as applicable).
2.61.     “Third Party” means any Person, together with such Person’s Affiliates, provided that the term “Third Party” shall not include the Company or an Affiliate of the Company.
2.62.     “Total Compensation” means:
(a)         The sum of an Eligible Employee’s Annual Rate of Pay, plus Company Credits described in Section 3.8, plus any target bonus amount under a cash bonus award that is includible as “Compensation” under Section 2.16, plus the grant date value of any annual long-term incentive award granted in the immediately preceding Plan Year, all as determined by the Administrator in its sole discretion, as of the September 30th immediately preceding the Plan Year.
(b)         For the purpose of determining Total Compensation under the Plan, the Administrator, in its sole discretion, may determine the applicable value of an Eligible Employee’s annual long-term incentive award in appropriate circumstances, such as where the Eligible Employee’s actual annual long-term incentive award (if any) reflects a new hire’s short period of service, or other similar circumstances.
ARTICLE 3– INITIAL AND SUBSEQUENT ELECTIONS
3.1.     Elections.
(a)    Initial Elections. Subject to any applicable limitations or restrictions on Initial Elections, each Outside Director, Director Emeritus and Eligible Employee shall have the right to defer Compensation by filing an Initial Election with respect to Compensation that he would otherwise be entitled to receive for a calendar year or other Performance Period at the time and in the manner described in this Article 3. Notwithstanding the foregoing, an individual who is expected to become a New Key Employee on a specific date shall be treated as an “Eligible Employee” for purposes of this Section 3.1(a) and may file an Initial Election before the date on which such individual becomes a New Key Employee. The Compensation of such Outside Director, Director Emeritus or Eligible Employee for a calendar year or other Performance Period shall be reduced in an amount equal to the portion of the Compensation deferred by such Outside Director, Director Emeritus or Eligible Employee for such period of time pursuant to such Outside Director’s, Director Emeritus’s or Eligible Employee’s Initial Election. Such reduction shall be effected on a pro rata basis from each periodic installment payment of such Outside Director’s, Director Emeritus’s or Eligible Employee’s Compensation for such period of time (in accordance with the general pay practices of the Participating Company), and credited, as a bookkeeping entry, to such Outside Director’s, Director Emeritus’s or Eligible Employee’s Account in accordance with Section 5.1. Amounts credited to the Accounts of Outside Directors in the form of Company Stock shall be credited to the Company Stock Fund and credited with income, gains and losses in accordance with Section 5.2(c).
(b)    Subsequent Elections. Each Participant or Beneficiary shall have the right to elect to defer the time of payment or to change the manner of payment of amounts previously deferred in accordance with the terms of a previously made Initial Election pursuant to the terms of the Plan by filing a Subsequent Election at the time, to the extent, and in the manner described in this Article 3.
3.2.     Filing of Initial Election: General. An Initial Election shall be made on the form provided by the Administrator for this purpose. Except as provided in Section 3.3:
(a)         No such Initial Election shall be effective with respect to Compensation other than Signing Bonuses or Performance-Based Compensation unless it is filed with the Administrator on or before December 31 of the calendar year preceding the calendar year to which the Initial Election applies.
(b)         No such Initial Election shall be effective with respect to Performance-Based Compensation unless it is filed with the Administrator at least six months before the end of the Performance Period during which such Performance-Based Compensation may be earned.
(c)         No such Initial Election shall be effective with respect to a Signing Bonus for an Eligible Employee other than a New Key Employee unless (i) such Signing Bonus is forfeitable if the Participant fails to continue in service to a specified date (other than as the result of the Participant’s termination of employment because of death, Disability or Company-initiated termination without cause, as determined by the Administrator), and (ii) the Initial Election is filed with the Administrator on or before the 30th day following the date of grant of such Signing Bonus and at least one year before such specified date.
3.3.     Filing of Initial Election by New Key Employees and New Outside Directors.

(a)    New Key Employees. Notwithstanding Section 3.1 and Section 3.2, a New Key Employee may file an Initial Election:
(i)    To defer Compensation payable for services to be performed after the date of such Initial Election. An Initial Election to defer Compensation payable for services to be performed after the date of such Initial Election must be filed with the Administrator within 30 days of the date such New Key Employee first becomes eligible to participate in the Plan.
(ii)    To defer Compensation payable as a Signing Bonus. An Initial Election to defer Compensation payable as a Signing Bonus must be filed with the Administrator before such New Key Employee commences service as an Eligible Employee.
An Initial Election by such New Key Employee for succeeding calendar years or applicable Performance Periods shall be made in accordance with Section 3.1 and Section 3.2.
(b)    New Outside Directors. Notwithstanding Section 3.1 and Section 3.2, an Outside Director may elect to defer Compensation by filing an Initial Election with respect to his Compensation attributable to services provided as an Outside Director in the calendar year in which an Outside Director’s election as a member of the Board becomes effective (provided that such Outside Director is not a member of the Board immediately preceding such effective date), beginning with Compensation earned following the filing of an Initial Election with the Administrator and before the close of such calendar year. Such Initial Election must be filed with the Administrator within 30 days of the effective date of such Outside Director’s election. Any Initial Election by such Outside Director for succeeding calendar years shall be made in accordance with Section 3.1 and Section 3.2
3.4.     Years to which Initial Election May Apply.
(a)         Separate Initial Elections for Each Calendar Year or Applicable Performance Period. A separate Initial Election may be made for each calendar year or other applicable Performance Period as to which an Outside Director, Director Emeritus or Eligible Employee desires to defer such Outside Director’s, Director Emeritus’s or Eligible Employee’s Compensation. The failure of an Outside Director, Director Emeritus or Eligible Employee to make an Initial Election for any calendar year or other applicable Performance Period shall not affect such Outside Director’s or Eligible Employee’s right to make an Initial Election for any other calendar year or other applicable Performance Period.
(b)    Initial Election of Distribution Date. Each Outside Director, Director Emeritus or Eligible Employee shall, contemporaneously with an Initial Election, also elect the time of payment of the amount of the deferred Compensation to which such Initial Election relates; provided, however, that, except as otherwise specifically provided by the Plan, no distribution may commence earlier than January 2nd of the second calendar year beginning after the date the compensation subject to the Initial Election would be paid but for the Initial Election, nor later than January 2nd of the tenth calendar year beginning after the date the compensation subject to the Initial Election would be paid but for the Initial Election. Further, each Outside Director, Director Emeritus or Eligible Employee may select with each Initial Election the manner of distribution in accordance with Article 4.
3.5.     Subsequent Elections. No Subsequent Election shall be effective until 12 months after the date on which such Subsequent Election is made.
(a)    Active Participants, Outside Directors, and Section 16 Officers. Each Active Participant, and each Participant designated by the Administrator who has served as an Outside Director or Section 16 Officer at any time on or after January 1, 2019 (whether or not such individual is an Active Participant), who has made an Initial Election, or who has made a Subsequent Election, may elect to defer the time of payment of any part or all of such Participant’s Account for a minimum of five and a maximum of ten additional years from the previously-elected payment date, by filing a Subsequent Election with the Administrator at least 12 months before the lump-sum distribution or initial installment payment would otherwise be made. The number of Subsequent Elections under this Section 3.5(a) shall not be limited. The Administrator may designate the specific Other Investment Fund or Funds to which the Account of any individual who has terminated service to the Company shall be deemed invested.
(b)    Inactive Participants. Except as otherwise provided in Section 3.5(a), the Committee may, in its sole and absolute discretion, permit an Inactive Participant to make a Subsequent Election defer the time of payment of any part or all of such Inactive Participant’s Account for a minimum of five years and a maximum of ten additional years from the previously-elected payment date, by filing a Subsequent Election with the Administrator at least 12 months before the lump-sum distribution or initial installment payment would otherwise be made. The number of Subsequent Elections under this Section 3.5(b) shall be determined by the Committee in its sole and absolute discretion.
(c)    Surviving Spouses – Subsequent Election. A Surviving Spouse who is a Deceased Participant’s Beneficiary may elect to defer the time of payment of any part or all of such Deceased Participant’s Account the payment of which would be made more than 12 months after the date of such election. Such election shall be made by filing a Subsequent Election with the Administrator in which the Surviving Spouse shall specify the change in the time of payment, which shall be no less than five (5) years nor more than ten (10) years from the previously-elected payment date, or such Surviving Spouse may elect to defer payment until such Surviving Spouse’s death. A Surviving Spouse may make a total of two (2) Subsequent Elections under this Section 3.5(c), with respect to all or any part of the Deceased Participant’s Account. Subsequent Elections pursuant to this Section 3.5(c) may specify different changes with respect to different parts of the Deceased Participant’s Account.
(d)    Beneficiary of a Deceased Participant Other Than a Surviving Spouse – Subsequent Election. A Beneficiary of a Deceased Participant other than a Surviving Spouse may elect to defer the time of payment, of any part or all of such Deceased Participant’s Account the payment of which would be made more than 12 months after the date of such election. Such election shall be made by filing a Subsequent Election with the Administrator in which the Beneficiary shall specify the deferral of the time of payment, which shall be no less than five (5) years nor more than ten (10) years from the previously-elected payment date. A

Beneficiary may make one (1) Subsequent Election under this Section 3.5(d), with respect to all or any part of the Deceased Participant’s Account. Subsequent Elections pursuant to this Section 3.5(d) may specify different changes with respect to different parts of the Deceased Participant’s Account.

(e)    Retired Participants and Disabled Participants. The Committee may, in its sole and absolute discretion, permit a Retired Participant or a Disabled Participant to make a Subsequent Election to defer the time of payment of any part or all of such Retired or Disabled Participant’s Account that would not otherwise become payable within twelve (12) months of such Subsequent Election for a minimum of five (5) years and a maximum of ten (10) additional years from the previously-elected payment date, by filing a Subsequent Election with the Administrator on or before the close of business on the date that is at least twelve (12) months before the date on which the lump-sum distribution or initial installment payment would otherwise be made. The number of Subsequent Elections under this Section 3.5(f) shall be determined by the Committee in its sole and absolute discretion.
(f)    Most Recently Filed Initial Election or Subsequent Election Controlling. Except as otherwise specifically provided by the Plan, no distribution of the amounts deferred by a Participant shall be made before the payment date designated by the Participant or Beneficiary on the most recently filed Initial Election or Subsequent Election with respect to each deferred amount.
3.6.     Discretion to Provide for Distribution in Full Upon or Following a Change of Control. To the extent permitted by Section 409A, in connection with a Change of Control, and for the 12-month period following a Change of Control, the Committee may exercise its discretion to terminate the Plan and, notwithstanding any other provision of the Plan or the terms of any Initial Election or Subsequent Election, distribute the Account balance of each Participant in full and thereby effect the revocation of any outstanding Initial Elections or Subsequent Elections.
3.7.     Withholding and Payment of Death Taxes.
(a)    Notwithstanding any other provisions of this Plan to the contrary, including but not limited to the provisions of Article 3 and Article 7, or any Initial or Subsequent Election filed by a Deceased Participant or a Deceased Participant’s Beneficiary (for purposes of this Section, the “Decedent”), and to the extent permitted by Section 409A, the Administrator shall apply the terms of Section 3.7(b) to the Decedent’s Account unless the Decedent affirmatively has elected, in writing, filed with the Administrator, to waive the application of Section 3.7(b).
(b)    Unless the Decedent affirmatively has elected, pursuant to Section 3.7(a), that the terms of this Section 3.7(b) not apply, but only to the extent permitted under Section 409A:

(i)    The Administrator shall prohibit the Decedent’s Beneficiary from taking any action under any of the provisions of the Plan with regard to the Decedent’s Account other than the Beneficiary’s making of a Subsequent Election pursuant to Section 3.5;
(ii)    The Administrator shall defer payment of the Decedent’s Account until the later of the Death Tax Clearance Date and the payment date designated in the Decedent’s Initial Election or Subsequent Election;
(iii)    The Administrator shall withdraw from the Decedent’s Account such amount or amounts as the Decedent’s Personal Representative shall certify to the Administrator as being necessary to pay the Death Taxes apportioned against the Decedent’s Account; the Administrator shall remit the amounts so withdrawn to the Personal Representative, who shall apply the same to the payment of the Decedent’s Death Taxes, or the Administrator may pay such amounts directly to any taxing authority as payment on account of Decedent’s Death Taxes, as the Administrator elects;
(iv)    If the Administrator makes a withdrawal from the Decedent’s Account to pay the Decedent’s Death Taxes and such withdrawal causes the recognition of income to the Beneficiary, the Administrator shall pay to the Beneficiary from the Decedent’s Account, within thirty (30) days of the Beneficiary’s request, the amount necessary to enable the Beneficiary to pay the Beneficiary’s income tax liability resulting from such recognition of income; additionally, the Administrator shall pay to the Beneficiary from the Decedent’s Account, within thirty (30) days of the Beneficiary’s request, such additional amounts as are required to enable the Beneficiary to pay the Beneficiary’s income tax liability attributable to the Beneficiary’s recognition of income resulting from a distribution from the Decedent’s Account pursuant to this Section 3.7(b)(iv);
(v)    Amounts withdrawn from the Decedent’s Account by the Administrator pursuant to Sections 3.7(b)(iii) and 3.7(b)(iv) shall be withdrawn from the portions of Decedent’s Account having the earliest distribution dates as specified in Decedent’s Initial Election or Subsequent Election; and
(vi)    Within 30 days after the Death Tax Clearance Date or upon the payment date designated in the Decedent’s Initial Election or Subsequent Election, if later, the Administrator shall pay the Decedent’s Account to the Beneficiary.
3.8.     Company Credits. In addition to the amounts credited to Participants’ Accounts pursuant to Initial Elections with respect to Compensation, the Committee may provide for additional amounts to be credited to the Accounts of one or more designated Eligible Employees (“Company Credits”) for any year. A Participant whose Account is designated to receive Company Credits may not elect to receive any portion of the Company Credits as additional Compensation in lieu of deferral as provided by this Section 3.8. The total amount of Company Credits designated with respect to an Eligible Employee’s Account for any Plan Year shall be credited to such Eligible Employee’s Account as of the time or times designated by the Administrator, as a bookkeeping entry to such Eligible Employee’s Account in accordance with Section 5.1. From and after the date Company Credits are allocated as designated by the

Administrator, Company Credits shall be credited to the Income Fund. Company Credits and income, gains and losses credited with respect to Company Credits shall be distributable to the Participant on the same basis as if the Participant had made an Initial Election to receive a lump sum distribution of such amount on January 2nd of the third calendar year beginning after the later of Plan Year with respect to which the Company Credits were authorized or the Plan Year in which such Company Credits are free of a substantial risk of forfeiture, unless the Participant timely designates a later time and form of payment that is a permissible time and form of payment for amounts subject to an Initial Election under Section 3.4(b) and Section 4.1. In addition, the Participant may make one or more Subsequent Elections with respect to such Company Credits (and income, gains and losses credited with respect to Company Credits) on the same basis as all other amounts credited to such Participant’s Account.
3.9.     Separation from Service.
(a)         Required Suspension of Payment of Benefits. To the extent compliance with the requirements of Treas. Reg. § 1.409A-3(i)(2) (or any successor provision) is necessary to avoid the application of an additional tax under Section 409A to payments due to a Participant upon or following his separation from service, then notwithstanding any other provision of this Plan, any such payments that are otherwise due within six months following the Participant’s separation from service will be deferred and paid to the Participant in a lump sum immediately following that six-month period.
(b)         Termination of Employment. For purposes of the Plan, a transfer of an employee between two employers, each of which is the Company or an Affiliate, shall not be deemed a termination of employment. A Participant who is an Outside Director shall be treated as having terminated employment on the Participant’s termination of service as an Outside Director, provided that if such a Participant is designated as a Director Emeritus upon termination of service as an Outside Director, such Participant shall not be treated as having terminated employment until the Participant’s termination of service as a Director Emeritus.
ARTICLE 4 – MANNER OF DISTRIBUTION
4.1.     Manner of Distribution.
(a)    Amounts credited to an Account shall be distributed, pursuant to an Initial Election or Subsequent Election in either (i) a lump sum payment or (ii) substantially equal monthly or annual installments over a five (5), ten (10) or fifteen (15) year period. Installment distributions payable in the form of shares of Company Stock shall be rounded to the next lower whole share. Except for amounts described in Section 5.2(c), all distributions shall be made in cash.
(b)    To the extent permitted by Section 409A, notwithstanding any Initial Election, Subsequent Election or any other provision of the Plan to the contrary:
(i)    distributions pursuant to Initial Elections or Subsequent Elections shall be made in one lump sum payment unless the portion of a Participant’s Account subject to distribution, as of both the date of the Initial Election or Subsequent Election and the benefit commencement date, has a value of more than $10,000;
(ii)    following a Participant’s termination of employment for any reason, if the amount credited to the Participant’s Account has a value of $10,000 or less, the Administrator may, in its sole discretion, direct that such amount be distributed to the Participant (or Beneficiary, as applicable) in one lump sum payment, provided that the payment is made on or before the later of (i) December 31 of the calendar year in which the Participant terminates employment or (ii) the date two and one-half months after the Participant terminates employment.
4.2.     Determination of Account Balances for Purposes of Distribution. The amount of any distribution made pursuant to Section 4.1 shall be based on the balances in the Participant’s Account on the date the recordkeeper appointed by the Administrator transmits the distribution request for a Participant to the Administrator for payment and processing, provided that payment with respect to such distribution shall be made as soon as reasonably practicable following the date the distribution request is transmitted to the Administrator. For this purpose, the balance in a Participant’s Account shall be calculated by crediting income, gains and losses under the Other Investment Fund and Income Fund, as applicable, through the date immediately preceding the date on which the distribution request is transmitted from the recordkeeper.
4.3.     Plan-to-Plan Transfers; Change in Time and Form of Election Pursuant to Special Section 409A Transition Rules. The Administrator may delegate its authority to arrange for plan-to-plan transfers or to permit benefit elections as described in this Section 4.3 to an officer of the Company or committee of two or more officers of the Company.
(a)    The Administrator may, with a Participant’s consent, make such arrangements as it may deem appropriate to transfer the Company’s obligation to pay benefits with respect to such Participant which have not become payable under this Plan, to another employer, whether through a deferred compensation plan, program or arrangement sponsored by such other employer or otherwise, or to another deferred compensation plan, program or arrangement sponsored by the Company or an Affiliate. Following the completion of such transfer, with respect to the benefit transferred, the Participant shall have no further right to payment under this Plan.
(b)    The Administrator may, with a Participant’s consent, make such arrangements as it may deem appropriate to assume another employer’s obligation to pay benefits with respect to such Participant which have not become payable under the deferred compensation plan, program or arrangement under which such future right to payment arose, to the Plan, or to assume a future payment obligation of the Company or an Affiliate under another plan, program or arrangement sponsored by the Company or an Affiliate. Upon the completion of the Plan’s assumption of such payment obligation, the Administrator shall establish an Account for such Participant, and the Account shall be subject to the rules of this Plan, as in effect from time to time.
ARTICLE 5 – BOOK ACCOUNTS

5.1.     Deferred Compensation Account. A Deferred Compensation Account shall be established for each Outside Director, Director Emeritus and Eligible Employee when such Outside Director, Director Emeritus or Eligible Employee becomes a Participant. Compensation deferred pursuant to the Plan shall be credited to the Account on the date such Compensation would otherwise have been payable to the Participant.
5.2.     Crediting of Income, Gains, and Losses on Accounts.
(a)    In General. Except for amounts credited to the Accounts of Participants who are:
(i)    Outside Directors who have elected to defer the receipt of Compensation payable in the form of Company Stock,
(ii)    Participants subject to the Income Fund Limit;
(iii)    Section 16 Officers who, pursuant to rules established by the Administrator or its delegate, have elected to transfer amounts credited to their Accounts that are deemed to be invested in the Income Fund to an Other Investment Fund; and
(iv)    Outside Directors and Section 16 Officers, with respect to amounts subject to Subsequent Elections permitted to be made after their termination of service;
all amounts credited to Participants’ Accounts shall be credited with income, gains and losses as if they were invested in the Income Fund.
(b)         Crediting of Income, Gains, and Losses on Accounts Subject to Investment Restrictions.
(i)    Credits to Other Investment Funds.
(A)    Post-Termination Elections. The Accounts of Outside Directors and Section 16 Officers whose Subsequent Elections are made after their termination of service in accordance with Section 3.5(a) shall be credited to an Other Investment Fund.
(B)    Participants Whose Income Fund Exceeds the Income Fund Limit.
(1)    Subsequent Election. Amounts subject to a Subsequent Election that takes effect while a Participant’s Income Fund exceeds the Income Fund Limit shall be deemed invested in an Other Investment Fund.
(2)    Year-End Adjustments. If a Participant’s Income Fund exceeds the Income Fund Limit as of the last day of each Plan Year, the excess of (x) the amount credited to the Participant’s Income Fund over (y) the Income Fund Limit shall be transferred to an Other Investment Fund.

(C)    Section 16 Officers. Pursuant to rules established by the Administrator or its delegate, a Section 16 Officer may elect to (x) transfer amounts credited to their Account that are deemed to be invested in the Income Fund to an Other Investment Fund, or (y) transfer amounts credited to their Account that are deemed to be invested in an Other Investment Fund to the Income Fund to the extent that immediately after such transfer, the amount credited to such Section 16 Officer’s Income Fund does not exceed the Income Fund Limit.
(ii)    Protocol for Deemed Transfers between Income Fund and an Other Investment Fund. As provided in Article III, the timing of distributions of amounts credited to a Participant’s Account is established pursuant to Initial Elections and Subsequent Elections, and a Participant may elect various distribution dates for amounts subject to Initial Elections and Subsequent Elections. Amounts deemed transferred from the Income Fund to Other Investment Funds as a result of the application of the Income Fund Limit or pursuant to elective transfers described in Section 5.2(b)(i)(C), and amounts deemed transferred from an Other Investment Fund to the Income Fund pursuant to elective transfers described in Section 5.2(b)(i)(C) shall be sourced and allocated on a uniform and consistent basis as determined by the Administrator, provided that amounts transferred among Funds, and any income, gains, or losses credited with respect to such transferred amounts, shall continue to be subject to the distribution timing and manner of distribution election to which such amounts were subject immediately before the deemed transfer, and provided further than no amounts shall be deemed transferred to or from the Income Fund under the Prior Plan.
(c)         Stock Fund Credits. Amounts credited to the Accounts of Outside Directors and High Balance Participants in the form of Company Stock shall be credited with income, gains, and losses as if they were invested in the Company Stock Fund. Except as otherwise provided with respect to Section 16 Officers pursuant to Section 5.2(b)(i)(C) or by the Administrator with respect to Participants who are not Section 16 Officers, no portion of such Participant’s Account may be deemed transferred from the Company Stock Fund to the Income Fund or to an Other Investment Fund. Amounts credited in the form of Company Stock at the time of distribution to the Accounts of (i) Outside Directors and (ii) Participants under circumstances described in Section 5.2(a)(iv) shall be distributed in the form of Company Stock, rounded to the nearest lower whole share.
(d)    Timing of Credits. Except as otherwise provided in this Section 5.2, Compensation deferred pursuant to the Plan shall be deemed invested in the Income Fund on the date such Compensation would otherwise have been payable to the Participant, provided that if (i) Compensation would otherwise have been payable to a Participant on a Company payroll date that falls within five days of the end of a calendar month, and (ii) based on the Administrator’s regular administrative practices, it is not administratively practicable for the Administrator to transmit the deferred amount of such Compensation to the Plan’s recordkeeper on or before the last day of the month, such deferred amount shall not be deemed invested in the Income Fund until the first day of the calendar month next following such Company payroll date. Accumulated Account balances subject to an investment fund election under Section 5.2(b) shall be deemed invested in the applicable investment fund as of the effective date of such election.

The value of amounts deemed invested in an Other Investment Fund shall be based on hypothetical purchases and sales of such Other Investment Fund at Fair Market Value as of the effective date of the applicable investment election.
5.3.     Status of Deferred Amounts. Regardless of whether or not the Company is a Participant’s employer, all Compensation deferred under this Plan shall continue for all purposes to be a part of the general funds of the Company.
5.4.     Participants’ Status as General Creditors. Regardless of whether or not the Company is a Participant’s employer, an Account shall at all times represent a general obligation of the Company. The Participant shall be a general creditor of the Company with respect to this obligation, and shall not have a secured or preferred position with respect to the Participant’s Accounts. Nothing contained herein shall be deemed to create an escrow, trust, custodial account or fiduciary relationship of any kind. Nothing contained herein shall be construed to eliminate any priority or preferred position of a Participant in a bankruptcy matter with respect to claims for wages.
ARTICLE 6 – NO ALIENATION OF BENEFITS; PAYEE DESIGNATION
6.1.     Non-Alienation. Except as otherwise required by applicable law, or as provided by Section 6.2, the right of any Participant or Beneficiary to any benefit or interest under any of the provisions of this Plan shall not be subject to encumbrance, attachment, execution, garnishment, assignment, pledge, alienation, sale, transfer, or anticipation, either by the voluntary or involuntary act of any Participant or any Participant’s Beneficiary or by operation of law, nor shall such payment, right, or interest be subject to any other legal or equitable process.
6.2.     Domestic Relations Orders. Notwithstanding any other provision of the Plan or the terms of any Initial Election or Subsequent Election, the Plan shall honor the terms of a Domestic Relations Order if the Administrator determines that it satisfies the requirements of the Plan’s policies relating to Domestic Relations Orders as in effect from time to time, provided that a Domestic Relations Order shall not be honored unless (i) it provides for payment of all or a portion of a Participant’s Account under the Plan to the Participant’s spouse or former spouse and (ii) it provides for such payment in the form of a single cash lump sum that is payable as soon as administratively practicable following the determination that the Domestic Relations Order meets the conditions for approval.
6.3.     Payee Designation. Subject to the terms and conditions of the Plan, a Participant or Beneficiary may direct that any amount payable pursuant to an Initial Election or a Subsequent Election on any date designated for payment be paid to any person or persons or legal entity or entities, including, but not limited to, an organization exempt from federal income tax under section 501(c)(3) of the Code, instead of to the Participant or Beneficiary. Such a payee designation shall be provided to the Administrator by the Participant or Beneficiary in writing on a form provided by the Administrator, and shall not be effective unless it is provided immediately preceding the time of payment. The Company’s payment pursuant to such a payee designation shall relieve the Company and its Affiliates of all liability for such payment.

ARTICLE 7– DEATH OF PARTICIPANT
7.1.     Death of Participant. Except as otherwise provided in Section 3.5, a Deceased Participant’s Account shall be distributed in accordance with the last Initial Election or Subsequent Election made by the Deceased Participant before the Deceased Participant’s death.
7.2.     Designation of Beneficiaries. Each Participant (and Beneficiary) shall have the right to designate one or more Beneficiaries to receive distributions in the event of the Participant’s (or Beneficiary’s) death by filing with the Administrator a Beneficiary designation on a form that may be prescribed by the Administrator for such purpose from time to time. The designation of a Beneficiary or Beneficiaries may be changed by a Participant (or Beneficiary) at any time prior to such Participant’s (or Beneficiary’s) death by the delivery to the Administrator of a new Beneficiary designation form. The Administrator may require that only the Beneficiary or Beneficiaries identified on the Beneficiary designation form prescribed by the Administrator be recognized as a Participant’s (or Beneficiary’s) Beneficiary or Beneficiaries under the Plan, and that absent the completion of the currently prescribed Beneficiary designation form, the Participants (or Beneficiary’s) Beneficiary designation shall be the Participant’s (or Beneficiary’s) estate.
ARTICLE 8 – HARDSHIP AND OTHER ACCELERATION EVENTS
8.1.     Hardship. Notwithstanding the terms of an Initial Election or Subsequent Election, if, at the Participant’s request, the Committee determines that the Participant has incurred a Hardship, the Board may, in its discretion, authorize the immediate distribution of all or any portion of the Participant’s Account.
8.2.     Other Acceleration Events. To the extent permitted by Section 409A, notwithstanding the terms of an Initial Election or Subsequent Election, distribution of all or part of a Participant’s Account may be made:
(a)         To fulfill a domestic relations order (as defined in section 414(p)(1)(B) of the Code) to the extent permitted by Treasury Regulations section 1.409A-3(j)(4)(ii) or any successor provision of law).
(b)         To the extent necessary to comply with laws relating to avoidance of conflicts of interest, as provided in Treasury Regulation section 1.409A-3(j)(4)(iii) (or any successor provision of law).
(c)         To pay employment taxes to the extent permitted by Treasury Regulation section 1.409A-3(j)(4)(vi) (or any successor provision of law).
(d)         In connection with the recognition of income as the result of a failure to comply with Section 409A, to the extent permitted by Treasury Regulation section 1.409A-3(j)(4)(vii) (or any successor provision of law).

(e)         To pay state, local or foreign taxes to the extent permitted by Treasury Regulation section 1.409A-3(j)(4)(xi) (or any successor provision of law).
(f)         In satisfaction of a debt of a Participant to a Participating Company where such debt is incurred in the ordinary course of the service relationship between the Participant and the Participating Company, to the extent permitted by Treasury Regulation section 1.409A-3(j)(4)(xiii) (or any successor provision of law).
(g)         In connection with a bona fide dispute as to a Participant’s right to payment, to the extent permitted by Treasury Regulation section 1.409A-3(j)(4)(xiv) (or any successor provision of law).
ARTICLE 9 – INTERPRETATION
9.1.     Authority of Committee. The Committee shall have full and exclusive authority to construe, interpret and administer this Plan and the Committee’s construction and interpretation thereof shall be binding and conclusive on all persons for all purposes.
9.2.     Claims Procedure. If an individual (hereinafter referred to as the “Applicant,” which reference shall include the legal representative, if any, of the individual) does not receive timely payment of benefits to which the Applicant believes he is entitled under the Plan, the Applicant may make a claim for benefits in the manner hereinafter provided.
An Applicant may file a claim for benefits with the Administrator on a form supplied by the Administrator. If the Administrator wholly or partially denies a claim, the Administrator shall provide the Applicant with a written notice stating:
(a)    The specific reason or reasons for the denial;
(b)    Specific reference to pertinent Plan provisions on which the denial is based;
(c)    A description of any additional material or information necessary for the Applicant to perfect the claim and an explanation of why such material or information is necessary; and
(d)    Appropriate information as to the steps to be taken in order to submit a claim for review.
Written notice of a denial of a claim shall be provided within 90 days of the receipt of the claim, provided that if special circumstances require an extension of time for processing the claim, the Administrator may notify the Applicant in writing that an additional period of up to 90 days will be required to process the claim.
If the Applicant’s claim is denied, the Applicant shall have 60 days from the date of receipt of written notice of the denial of the claim to request a review of the denial of the claim by the Administrator. Request for review of the denial of a claim must be submitted in writing. The Applicant shall have the right to review pertinent documents and submit issues and comments to the Administrator in writing. The Administrator shall provide a written decision within 60 days of its receipt of the Applicant’s request for review, provided that if special circumstances require an extension of time for processing the review of the Applicant’s claim, the Administrator may notify the Applicant in writing that an additional period of up to 60 days shall be required to process the Applicant’s request for review.
It is intended that the claims procedures of this Plan be administered in accordance with the claims procedure regulations of the Department of Labor set forth in 29 CFR § 2560.503-1.
Claims for benefits under the Plan must be filed with the Administrator at the following address:
Comcast Corporation
One Comcast Center
1701 John F. Kennedy Boulevard
Philadelphia, PA 19103
Attention: General Counsel
ARTICLE 10 – AMENDMENT OR TERMINATION
10.1.     Amendment or Termination. Except as otherwise provided by Section 10.2, the Company, by action of the Board or by action of the Committee, shall have the right at any time, or from time to time, to amend or modify this Plan. The Company, by action of the Board, shall have the right to terminate this Plan at any time.
10.2.     Amendment of Rate of Credited Earnings. No amendment shall change the Applicable Interest Rate with respect to the portion of a Participant’s Account that is attributable to an Initial Election or Subsequent Election made with respect to Compensation and filed with the Administrator before the date of adoption of such amendment by the Board or the Committee. For purposes of this Section 10.2, a Subsequent Election to defer the payment of part or all of an Account for an additional period after a previously-elected payment date (as described in Section 3.5) shall be treated as a separate Subsequent Election from any previous Initial Election or Subsequent Election with respect to such Account.
ARTICLE 11 – WITHHOLDING OF TAXES
Whenever the Participating Company is required to credit deferred Compensation to the Account of a Participant, the Participating Company shall have the right to require the Participant to remit to the Participating Company an amount sufficient to satisfy any federal, state and local withholding tax requirements prior to the date on which the deferred Compensation shall be deemed credited to the Account of the Participant, or take any action whatever that it deems necessary to protect its interests with respect to tax liabilities. The Participating Company’s obligation to credit deferred Compensation to an Account shall be conditioned on the Participant’s compliance, to the Participating Company’s satisfaction, with any withholding requirement. To the maximum extent possible, the Participating Company shall satisfy all applicable withholding tax requirements by withholding tax from other Compensation payable by the Participating Company to the Participant, or by the Participant’s delivery of cash to the Participating Company in an amount equal to the applicable withholding tax.
ARTICLE 12 – MISCELLANEOUS PROVISIONS
12.1.     No Right to Continued Employment. Nothing contained herein shall be construed as conferring upon any Participant the right to remain in service as an Outside Director or Director Emeritus or in the employment of a Participating Company as an executive or in any other capacity.
12.2.     Expenses of Plan. All expenses of the Plan shall be paid by the Participating Companies.
12.3.     Gender and Number. Whenever any words are used herein in any specific gender, they shall be construed as though they were also used in any other applicable gender. The singular form, whenever used herein, shall mean or include the plural form, and vice versa, as the context may require.
12.4.     Law Governing Construction. The construction and administration of the Plan and all questions pertaining thereto, shall be governed by the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and other applicable federal law and, to the extent not governed by federal law, by the laws of the Commonwealth of Pennsylvania.
12.5.     Headings Not a Part Hereof. Any headings preceding the text of the several Articles, Sections, subsections, or paragraphs hereof are inserted solely for convenience of reference and shall not constitute a part of the Plan, nor shall they affect its meaning, construction, or effect.
12.6.     Severability of Provisions. If any provision of this Plan is determined to be void by any court of competent jurisdiction, the Plan shall continue to operate and, for the purposes of the jurisdiction of that court only, shall be deemed not to include the provision determined to be void.
ARTICLE 13 – EFFECTIVE DATE
The original effective date of the Plan is January 1, 2005. The amended and restated Plan document approved and adopted on February 19, 2020 shall be effective February 20, 2020.

IN WITNESS WHEREOF, COMCAST CORPORATION has caused this Plan to be executed by its officers thereunto duly authorized, and its corporate seal to be affixed hereto, on the 19th day of February, 2020.
COMCAST CORPORATION

BY: /s/ Michael J. Cavanagh

ATTEST: /s/ Thomas J. Reid